Exhibit 23-b
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in this Registration Statement of Rockwell Automation, Inc. on Form S-8 for the Rockwell Automation Savings and Investment Plan for Represented Hourly Employees and the Rockwell Automation Retirement Savings Plan for Represented Hourly Employees of our report dated June 20, 2007, relating to the financial statements and supplemental schedule of the Rockwell Automation Savings and Investment Plan for Represented Hourly Employees as of December 31, 2006 and for the year then ended, appearing in the Annual Report on Form 11-K of the Rockwell Automation Savings and Investment Plan for Represented Hourly Employees for the year ended December 31, 2006, and our report dated June 20, 2007, relating to the financial statements and supplemental schedule of the Rockwell Automation Retirement Savings Plan for Represented Hourly Employees as of December 31, 2006 and for the year then ended, appearing in the Annual Report on Form 11-K of the Rockwell Automation Retirement Savings Plan for Represented Hourly Employees for the year ended December 31, 2006. We also consent to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.
VIRCHOW, KRAUSE & COMPANY, LLP
Milwaukee, Wisconsin
June 3, 2008